UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

SUPER VISION INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPER VISION INTERNATIONAL, INC.

8210 Presidents Drive

Orlando, Florida 32809

April 26, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Super Vision International, Inc. The Annual Meeting will be held at the principal executive offices of Super Vision International, Inc. at 8210 Presidents Drive, Orlando, Florida 32809, on Thursday, the 18th day of May, 2006, at 10:00 a.m. Eastern Time, and thereafter as it may from time to time be adjourned.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Brett Kingstone

Chairman of the Board

SUPER VISION INTERNATIONAL, INC.

NOTICE OF

2006 ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Date:	May 18, 2006
Time:	10:00 a.m.
Place:	Super Vision International, Inc.
8210 Presidents Drive
Orlando, Florida 32809

Dear Stockholders:

At our Annual Meeting, we will ask you to:

•	Elect seven directors to the Board of Directors;

•	Ratify the appointment of Cross, Fernandez & Riley, LLP as our independent registered public accountants for the fiscal year ending December 31, 2006; and

•	Transact any other business that may properly be presented at the Annual Meeting.

RECORD DATE

If you were a stockholder of record at the close of business on April 10, 2006, you are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Annual Meeting at our offices, 8210 Presidents Drive, Orlando, Florida 32809, for examination by any stockholder for any purpose germane to the meeting.

PROOF OF OWNERSHIP

Attendance at the Annual Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Super Vision shares at the Annual Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Super Vision shares.

By order of the Board of Directors,

Brett Kingstone

Chairman of the Board

April 26, 2006

PROXY STATEMENT FOR THE

SUPER VISION INTERNATIONAL, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

The Board of Directors of Super Vision International, Inc. sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 26, 2006 to all stockholders entitled to vote. Stockholders who owned Super Vision common stock at the close of business on April 10, 2006 are entitled to vote. Effective April 10, 2006, there were 2,061,599 shares of Super Vision Class A common stock and 483,264 shares of Super Vision Class B common stock outstanding. Common stock (both Class A and Class B) is our only class of voting stock. In this Proxy Statement, unless the context otherwise requires, “Super Vision,” “we,” “our,” “us,” the “Company” and similar expressions refer to Super Vision International, Inc., a Delaware corporation.

We are also sending along with this Proxy Statement, the Company’s Annual Report on Form 10-KSB for the Year Ended December 31, 2005, which includes our Financial Statements. The Annual Report on Form 10-KSB is not to be regarded as proxy solicitation material.

How Many Votes Do I Have?

Each share of Class A common stock that you own entitles you to one vote for each matter to be acted upon at the Annual Meeting. Each share of Class B common stock that you own entitles you to five votes for each matter to be acted upon at the Annual Meeting. The proxy card enclosed herewith indicates the number of Super Vision shares of each class of common stock that you own.

How Do I Vote by Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

•	“FOR” the election of all seven nominees for director; and

•	“FOR” ratifying the appointment of Cross, Fernandez & Riley, LLP as our independent auditors for fiscal year 2006.

If any other matter is properly presented at the Annual Meeting, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify Super Vision’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 10, 2006, the record date for voting.

What Vote Is Required to Approve Each Proposal?

Proposal 1: Elect Seven Directors

The seven nominees for director who receive the most votes (a “plurality” as required by Delaware law) will be elected. So, if you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A broker non-vote (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Proposal 2:

Ratify Appointment of Auditors

The affirmative vote of a majority of the total votes cast by the holders of shares present in person or by proxy at the Annual Meeting, and entitled to vote at the Annual Meeting, is required to ratify the appointment of the independent auditors.

Quorum; The Effect of Broker Non-Votes and Abstentions

A majority of the votes of the outstanding shares of Class A and Class B common stock represented in person or by proxy will constitute a quorum. Your broker is not entitled to vote on a proposal unless it receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (i) abstain from voting on a particular matter, or (ii) are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast in person or by proxy on a matter.

Is Voting Confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Super Vision. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What Are the Costs of Soliciting the Proxies?

Super Vision pays the cost of preparing, assembling and mailing this proxy soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph by Super Vision officers and employees without additional compensation. Super Vision pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

INFORMATION ABOUT SUPER VISION INTERNATIONAL, INC. COMMON STOCK OWNERSHIP

How Much Stock is Owned By Directors, Executive Officers and At Least 5% Stockholders?

The following table shows, as of April 10, 2006, (a) all persons we know to be “beneficial owners” of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

	Shares Beneficially Owned(2)
Beneficial Owners(1)	Number		Percent Ownership		Total Voting Power
	Class A	Class B	Class A	Class B
Brett M. Kingstone(3)	363,887	483,264	15.02%	100%	57.45%
Kingstone Family Ltd Partnership II(4)	363,887	483,264	15.02%	100%	57.45%
Edgar Protiva(5)	28,498	—	1.36%	—	*
Brian McCann(6)	28,000	—	1.34%	—	*
Anthony Nicolosi(6)	14,000	—	*	—	*
Danilo Regalado(7)	20,500	—	*	—	*
Michael Bauer(8)	63,000	—	2.97%	—	1.38%
Fritz Zeck(6)	20,000	—	*	—	*
Anthony T. Castor(6)	13,600	—	*	—	*
Hayward Industries, Inc.(9)	399,168	—	18.05%	—	8.62%
Tebo Partners II, LLC, Tebo Capital, LLC and Todd A. Tumbleson(10)	259,201	—	12.57%	—	5.79%
All executive officers and directors as a group (8 persons)(11)	551,485	483,264	21.16%	100%	59.09%

*	Represents a percentage of beneficial ownership that is less than 1%.
(1)	Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2)	“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (SEC) to mean more than ownership in the usual sense. For example, you “beneficially” own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of April 10, 2006 was calculated based upon 2,544,863 outstanding shares, consisting of 2,061,599 shares of Class A and 483,264 shares of Class B common stock.
(3)	This amount includes the following shares owned by the Kingstone Family Limited Partnership II (KFLPII), which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B common stock; (ii) 289,187 shares of Class A common stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) April 10, 2006; and (iii) 2,200 shares of Class A common stock. In addition, this amount includes 72,500 shares of Class A common stock which may be acquired upon the exercise of options granted pursuant to the Company’s stock option plans.
(4)	Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner.
(5)	This amount includes 1,498 shares of Class A common stock. The balance of 27,000 shares of Class A common stock may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of April 10, 2006, or that will become exercisable within 60 days after April 10, 2006.

(6)	All of these shares consist of Class A common stock that may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of April 10, 2006, or that will become exercisable within 60 days after April 10, 2006.
(7)	This amount includes 500 shares of Class A common stock. The balance of 20,000 shares of Class A common stock may be acquired upon the exercise of options that were exercisable as of April 10, 2006, or that will become exercisable within 60 days after April 10, 2006.
(8)	This amount includes 3,000 shares of Class A common stock. The balance of 60,000 shares of Class A common stock may be acquired upon the exercise of options that were exercisable as of April 10, 2006, or that will become exercisable within 60 days after April 10, 2006.
(9)	The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents shares of Class A common stock, and also includes 149,688 warrants to purchase Class A common stock that were exercisable as of April 10, 2006, or that will become exercisable within 60 days after April 10, 2006.
(10)	Based on a Schedule 13D filed by the holders with the Securities and Exchange Commission on July 21, 2005 which states that such shares are directly owned by Tebo Partners II, LLC (“Tebo Partners”). The Schedule 13D also states that Tebo Capital, LLC (“Tebo Capital”) is the sole manager of Tebo Partners and Todd A. Tumbleson is the sole member of Tebo Capital. According to the Schedule 13D, by virtue of their control over the investment and disposition decisions of Tebo Partners, Tebo Capital and Mr. Tumbleson may be deemed to beneficially own all of the securities directly owned by Tebo Partners. This amount includes 8,832 shares of the Company’s Class A common stock owned jointly by Mr. Tumbleson with his wife. The address of Tebo Partners II, LLC, Tebo Capital, LLC and Todd A. Tumbleson is 12516 Alhambra Street, Leawood, Kansas 66209.
(11)	This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of April 10, 2006, or that will become exercisable within 60 days after April 10, 2006.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees the business and affairs of Super Vision and monitors the performance of management. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, independent auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings. The Company has determined that all directors, other than Mr. Kingstone and Mr. Bauer are independent under NASDAQ Rule 4200(a)(15) based on information known to the Company and on the annual questionnaire executed by each director.

The Board met fourteen times during fiscal year 2005. During fiscal year 2005, Fritz Zeck attended fewer than 75% of the total number of meetings of the Board of Directors. During 2005, our independent directors held informal discussions where only independent directors were present. During 2006, our independent directors will meet at regularly scheduled (and in any event at least twice per fiscal year) executive sessions where only independent directors will be present. All Board members are expected to attend the 2006 Annual Meeting of Stockholders, subject to special circumstances. Except for Fritz Zeck, all of our Board members attended the Annual Meeting of Stockholders held in May 2005.

The Committees of the Board

The Board had three standing committees in fiscal year 2005: the Audit Committee, the Compensation Committee and the Stock Option Committee. We did not have a standing Nominating Committee during fiscal year 2005; instead, our Board of Directors, as a whole, was responsible for selecting nominees for election as directors and electing executive officers. All of our independent directors participated in selecting nominees for election as directors. The Company believes that obtaining input from all directors in connection with Board nominations enhances the nominating process.

The Audit Committee	The Audit Committee reviews and approves the audit reports rendered by the Company’s independent auditors and reviews the effectiveness of Super Vision’s internal accounting methods and procedures. The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors. For fiscal year 2005, Messrs. Edgar Protiva, Fritz Zeck, Anthony Castor and Anthony Nicolosi served as members of the Audit Committee. The Audit Committee met five times during fiscal year 2005. All of the members of the Audit Committee are “independent” (as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers’ listing standards). The Board of Directors has adopted a written charter for the audit committee. Our Board of Directors has determined that Mr. Nicolosi is the member of the Audit Committee who (i) qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee and (ii) satisfies the “financial sophistication” requirements of the NASDAQ listing standards. For a brief listing of Mr. Nicolosi’s relevant experience, see “Proposal 1: Elect Seven Directors” below. For a report on certain Audit Committee actions during 2005, see the “Audit Committee Report” below.

The Compensation Committee	The Compensation Committee reviews and recommends compensation plans for the top 5 highest paid employees. The Compensation Committee reports to the Board of Directors about such matters and recommends the incentive plans for these employees. For fiscal year 2005, Messrs Brian McCann, Anthony Nicolosi and Fritz Zeck served as members of the Compensation Committee. The Compensation Committee met four times during fiscal year 2005, and held several informal discussions among members of the committee.

The Stock Option Committee	The Stock Option Committee administers Super Vision’s 2003 stock option plan. For fiscal year 2005, Messrs. Edgar Protiva, Anthony Nicolosi and Brian McCann served as members of the Stock Option Committee. The Stock Option Committee met once and took action by written consent five times during fiscal year 2005.

Director Nominating Process

The Company does not have a formal policy concerning stockholder recommendations for nominees to the Board of Directors. The need for such a policy has not arisen since, to date, the Company has not received any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the Board’s slate of nominees in the Company’s proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.

The Company will consider director candidates recommended by stockholders. Any stockholder desiring to make such a recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Company set forth on the attached Notice of 2006 Annual Meeting, no later than the date by which stockholder proposals for action must be submitted. For the date of such submission, see “Information about Stockholder Proposals” below. In order to recommend a candidate for consideration by the Board, a stockholder must provide the Board with the candidate’s name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of Super Vision and information relevant to the considerations described below. The submission should be accompanied by the candidate’s written consent to nomination and to serving as a director, if elected. The Board may require further information.

The Company’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. The Company does not have any formal rules or policies regarding minimum qualifications for nominees, but expects that its candidates be of the highest ethical character, share the values of the Company, be capable of discharging his or her fiduciary duties to the stockholders of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, and possess the relevant expertise and experience necessary to assist the Company with increasing stockholder value.

The Board of Directors seeks new nominees for election to the Board, when necessary, through a variety of channels, including informal recommendations through business and personal contacts. Current members of the Board of Directors are polled for suggestions. Research also may be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

The Board will evaluate any candidate recommended for nomination as a director, whether proposed by a stockholder or identified through the Board’s own search processes, about whom it is provided appropriate information. The Board of Directors considers nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will seek to identify nominees that possess the characteristics outlined below.

All new candidates for election to the Board and all Board members eligible for nomination for re-election to the Board are evaluated based upon a variety of criteria, including the following:

•	the adequacy of such candidate or Board member’s time available to commit to responsibilities as a member of the Board;

•	sound personal and professional integrity;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level of business, finance and accounting, or technology;

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the need to satisfy governance and other standards set by the SEC and NASDAQ.

The Board of Directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

The Company currently does not have a charter with regard to the nomination process.

How Do We Compensate Our Directors?

Meeting Fees and Expenses	We compensate directors who are not employees of Super Vision with an annual fee of $1,000 for serving on our Board of Directors. In consideration for serving as chairman of the board for 2006, the Company will pay Mr. Kingstone $15,000 on the date of the 2006 Annual Stockholders meeting and such additional compensation as is paid to directors who are not employees of Super Vision. For each Board or Committee meeting attended in person, non- employee directors receive $500. For attending the Annual Meeting in person, non-employee directors receive $1,000. For meetings attended via telephone, non-employee directors receive $250. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

Stock Awards	We compensate directors who are not employees of Super Vision with annual grants of options to purchase 4,000 shares of Class A common stock for serving on our Board of Directors. The chairperson of the Audit Committee will receive an additional option to purchase 2,000 chares of Class A common stock. The chairpersons of the Stock Option Committee and the Compensation Committee will each receive an additional option to purchase 1,000 shares of Class A common stock. In addition, each non-employee director receives a one-time grant of options to purchase 6,000 shares of Class A common stock when he or she first becomes a member of the Board. The initial options and annual option grants become exercisable in full six months after the date of grant. During fiscal year 2005, pursuant to the 2003 Stock Option Plan, we granted options to purchase 4,000 shares of Class A common stock to Edgar Protiva, Anthony Castor, and Fritz Zeck and options to purchase 6,000 shares of Class A common stock to Brian McCann and Anthony Nicolosi, all directors of Super Vision at the time the options were granted. We also granted options to purchase an additional 9,600 shares of our Class A common stock to Mr. Castor in connection with re-joining our board of directors. All of the options granted to non-employee directors were granted on May 26, 2005 at an exercise price of $3.90 per share and vested on November 26, 2005.

The Executive Officers

Except for Danilo Regalado whose biography is provided below, the biographies of Super Vision’s executive officers and directors, are included under “Proposal 1: Elect Seven Directors,” below.

Danilo A. Regalado Executive Vice President, Chief Financial Officer Age 40	Mr. Regalado was hired in February 2003 as the Company’s Chief Financial Officer (CFO) and Chief Operating Officer (COO). From 2000 until joining Super Vision, he served as Director of Global Accounting and Finance for FARO Technologies, Inc., (NASDAQ: FARO) a manufacturer of market software and portable, computerized measurement devices. From 1991 to 2000, he held positions as Controller for a multi-industry conglomerate based in West Africa and subsequently CFO for North America for the US-based distribution operations of Swank International Manufacturing Co., a leading optical manufacturing company based in Hong Kong. From 1986 to 1989, Mr. Regalado was an Audit Senior for the CPA firm Arthur Andersen, LLP based in Asia.

Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply with Section 16(a) Beneficial Ownership Reporting in 2005?

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Super Vision common stock and to provide Super Vision with copies of the reports. Based solely on our review of these reports, we believe that all filing requirements applicable to our directors and executive officers were timely met except that Danilo A. Regalado had one delinquent filing during the fiscal year ended December 31, 2005.

How Do We Compensate Our Executive Officers?

The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 2005 and aggregate options exercised in fiscal year 2005 for our Chief Executive Officer, Chief Financial & Operating Officer and Vice President of Sales & Marketing. Super Vision did not have any other executive officers serving at the end of fiscal 2005 whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

	Annual compensation
	Year	Salary	Bonus	Securities Underlying Options	All other Compensation(1)
Brett M. Kingstone(2)	2005	$111,269	$10,108	60,000	$46,234
	2004	$114,231	$15,108	0	$35,610
	2003	$112,885	$15,101	12,500	$32,696

Michael A. Bauer(3)	2005	$120,940	$20,108	55,000	$22,698
	2004	$32,350	$106	5,000	$0

Danilo A. Regalado(4)	2005	$118,962	$5,108	10,000	$9,643
	2004	$113,808	$15,108	0	$0
	2003	$85,385	$10,101	10,000	$0

(1)	All other compensation includes a monthly allowance of $1,000 for automobile for Mr. Kingstone and other related expenses as well as the vested portion of Super Vision’s 401(k) plan employer match for Mr. Kingstone, Mr. Bauer and Mr. Regalado.

(2)	Mr. Kingstone is the Chairman of the Board of Directors of Super Vision International, Inc and was the President and Chief Executive Officer of the Company for the fiscal year ended December 31, 2005.
(3)	Mr. Bauer became the President and Chief Executive Officer of Super Vision effective January 1, 2006. Mr. Bauer joined the company in October 2004. Mr. Bauer’s annual base salary was $120,000 in 2004 and 2005.
(4)	Mr. Regalado is the Executive Vice President and Chief Financial Officer of Super Vision and joined the Company in February 2003.

On September 9, 2005 (the “Signing Date”), we entered into an employment and non-competition agreement with Michael A. Bauer. The Employment Agreement provides that Mr. Bauer shall serve as President and Chief Executive Officer of the Company effective January 1, 2006. The Employment Agreement has an initial term expiring on December 31, 2007, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. From the Signing Date until December 31, 2005, Mr. Bauer continued in his position as Vice President of Sales and Marketing of the Company.

The Employment Agreement provides that Mr. Bauer shall receive a base salary of $180,000 per annum (which base salary may be increased based on Mr. Bauer’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement), performance bonus compensation of up to $190,000 and a monthly automobile allowance of $1,000. Mr. Bauer also received a one-time moving allowance of $25,000. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, subject to Mr. Bauer’s continued employment with the Company on the applicable grant and vesting dates, the Company has agreed to grant Mr. Bauer certain options to purchase the Company’s class A common stock (the “Stock Options”). Pursuant to the Employment Agreement, Mr. Bauer is entitled to receive the following Stock Options: (i) an option to purchase 40,000 shares of the Company’s class A common stock at an exercise price equal to the fair market value of such stock on the Signing Date, which is fully vested on the Signing Date; (ii) an option to purchase 75,000 shares of the Company’s class A common stock shall be granted on January 1, 2007 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2007 and 50,000 shares on March 31, 2007, provided that the Company achieves certain financial milestones set forth in the Company’s 2006 Board approved operating plan; and (iii) an option to purchase 75,000 shares of the Company’s class A common stock shall be granted on January 1, 2008 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2008 and 50,000 shares on March 31, 2008, provided that the Company achieves certain financial milestones set forth in the Company’s 2007 Board approved operating plan. If the financial milestones are not achieved by the Company, a percentage of the applicable Stock Option may vest, based on the portion of the milestone that was achieved.

In the event of termination of Mr. Bauer’s employment by the Company for any reason other than cause or disability, Mr. Bauer shall receive twelve months base salary. The Employment Agreement also contains confidentiality and non-competition provisions.

On September 9, 2005, the Company and Brett M. Kingstone, the Company’s then President, Chief Executive Officer and Chairman of the Board, entered into the Transition Agreement. The Transition Agreement provides that upon stepping down from his position as President and Chief Executive Officer of the Company, effective January 1, 2006, Mr. Kingstone will serve as a consultant to the Company. The Transition Agreement provides that on or before January 1, 2006 Mr. Kingstone shall receive $70,000 and payment of unpaid accrued expenses and benefits as of December 31, 2005 (the “Severance Payment”) in complete satisfaction of any severance or other obligation of the Company to Mr. Kingstone under his Employment Agreement with the Company dated January 1, 1994 (the “Existing Employment Agreement”) and $5,000 to assist in the transition to an offsite office. The Transition Agreement further provides, that for individual consulting projects requiring over 10 hours of time, upon prior approval, Mr. Kingstone will receive a consulting fee of $100.00 per hour. The Transition

Agreement authorizes Mr. Kingstone to perform certain consulting services for the Company in the first half of 2006 for total compensation not to exceed $10,000 per month. The Transition Agreement provides that Mr. Kingstone’s consulting relationship with the Company may be terminated at any time at either party’s option. Subject to re-election by the Company’s stockholders and board of directors, Mr. Kingstone will remain as Chairman of the Board of Directors of the Company for 2006. In consideration for serving as chair for 2006, the Company will pay Mr. Kingstone $15,000 on the date of the 2006 annual stockholders meeting and such additional compensation as is paid to all outside directors of the Company.

The Transition Agreement also provides that in consideration of the Severance Payment, Mr. Kingstone will continue to work toward collecting the judgment awarded to the Company in a lawsuit filed by the Company against various defendants in the Circuit Court in and for Orange County Florida (case number CI-99-9392) and any sums that can be obtained by the Company in certain related litigation. The Transition Agreement amends the Contingent Proceeds Participation Agreement between the Company and Mr. Kingstone dated September 19, 2003 by, among other things, increasing the percentage of net proceeds received by the Company from such litigation that is payable to Mr. Kingstone from 25% to 50% in consideration of Mr. Kingstone’s continuing collection activities relating to such lawsuits.

The Transition Agreement further provides that the Company shall (i) transfer ownership to Mr. Kingstone of his Company laptop computer; (ii) grant Mr. Kingstone a fully vested stock option to purchase 60,000 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Termination Agreement and (iii) subject to shareholder approval, grant to Mr. Kingstone a fully vested warrant to purchase 289,187 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Transition Agreement.

The Transition Agreement also provides that Mr. Kingstone shall enter into a non-competition, confidential information and invention assignment agreement with the Company. Except as set forth herein, the Transition Agreement supersedes all prior employment agreements between the Company and Mr. Kingstone including the Existing Employment Agreement, which terminated effective December 31, 2005.

On October 18, 2005, we entered into an employment and non-competition agreement with Danilo A. Regalado. The Employment Agreement provides that Mr. Regalado shall serve as Executive Vice President and Chief Financial Officer of the Company effective January 1, 2006. The Employment Agreement has an initial term expiring on December 31, 2007, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. From the signing date until December 31, 2005, Mr. Regalado continued in his positions as Chief Financial Officer and Chief Operating Officer of the Company.

The Employment Agreement provides that Mr. Regalado shall receive a base salary of $150,000 per annum (which base salary may be increased based on Mr. Regalado’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement) and performance bonus compensation of up to $75,000. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, the Company has granted Mr. Regalado an option (the “Stock Option”) to purchase 50,000 shares of the Company’s class A common stock at an exercise price equal to the fair market value of such stock on September 9, 2005 (the “Grant Date”). The Stock Option became vested as to 10,000 of the shares subject to the option on the Grant Date. Subject in all instances to Mr. Regalado’s continued employment with the Company on the applicable vesting dates, and provided that certain financial milestones set forth in the Company’s 2006 Board approved operating plan are achieved, the Stock Option shall vest as to 7,500 shares subject to such option on January 15, 2007 and 12,500 shares on March 31, 2007, and further provided that certain financial milestones set forth in the Company’s 2007 Board approved operating plan are achieved such option shall vest as to 7,500 shares subject to such option on January 15, 2008 and 12,500 shares on March 31, 2008. If the financial milestones are not achieved by the Company, a percentage of the Stock Option may vest, based on the portion of the milestone that was achieved.

In the event of termination of Mr. Regalado’s employment by the Company for any reason other than cause or disability, Mr. Regalado shall receive three months base salary, unpaid reimbursable expenses and accrued and unused benefits. The Employment Agreement also contains confidentiality and non-competition provisions.

The Company has no other employment agreements with its employees, although all employees sign confidentiality and non-competition agreements.

We have entered into indemnification agreements with certain of our directors and executive officers which provide that we will indemnify such directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

Option Grants in Fiscal Year 2005

The following table provides information on stock options granted under our 2003 stock option plan during fiscal year 2005 to the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date
Brett M. Kingstone	60,000	17.30%	$4.30	September 9, 2015
Michael Bauer	40,000	11.53%	$4.30	September 9, 2015
Danilo A. Regalado	50,000	14.42%	$4.30	September 9, 2015

Aggregate Option Exercises During Fiscal Year 2005 and Year-End Option Values

The following table shows information about the value of unexercised stock options at December 31, 2005 for the executive officers listed below. None of the options held by the executive officers listed in the Summary Compensation Table above were exercised in fiscal year 2005.

	Number of Securities Under- lying Unexercised Options at December 31, 2005			Value of Unexercised In- the-Money Options at December 31, 2005(1)
	Exercisable		Unexercisable	Exercisable	Unexercisable
Brett M. Kingstone	132,500	(2)	0	0	0
Michael Bauer	60,000		0	0	0
Danilo A. Regalado	20,000		40,000	$15,600	0

(1)	The dollar values of any In-the-Money Options would be calculated by determining the difference between $3.60 per share, the closing bid price of common stock on December 31, 2005, and the exercise price of the stock options. “In-the-Money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. At December 31, 2005, neither Mr. Kingstone nor Mr. Bauer had any In-the-Money options.
(2)	An option to purchase 60,000 shares of Class A common stock terminated three months after termination of Mr. Kingstone’s employment with the company on December 31, 2005.

Stock Option Plans

1994 Stock Option Plan

Until September 2003 when, in connection with adopting the 2003 Plan, the Board of Directors determined that no further options would be granted under the 1994 Plan, Super Vision’s employees, officers, directors and consultants or advisers were eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 1994 stock option plan (the “1994 Plan”). The 1994 Plan, which expired in January 2004, was administered by the Stock Option Committee of the Board of Directors. There were 450,000 shares of our Class A common stock reserved for issuance under the 1994 Plan. The purposes of the 1994 Plan was to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who were expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan was consistent with these purposes.

Options granted under the 1994 Plan could be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan are exercisable for a period of up to 10 years from the date of grant. No options could be granted under the plan after January 2004. Options could be granted only to such employees, officers, directors, consultants and advisors as the Committee selected from time to time in its sole discretion, but only employees of Super Vision were eligible to receive incentive options.

An optionee could be granted more than one option under the Plan. The Committee determined, in its discretion (subject to the terms of the 1994 Plan), who would be granted options, the time or times at which options would be granted, the number of shares subject to each option, whether the options were incentive options or non-qualified options, and the manner in which options could be exercised. In making such determination, consideration was given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 1994 Plan.

2003 Stock Option Plan

Super Vision’s employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 2003 stock option plan (the “2003 Plan”). The 2003 Plan, which expires in September 2013, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the 2003 Plan. The purposes of the 2003 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

Options granted under the 2003 Plan may be either incentive options or non-qualified options. Incentive options granted under the 2003 Plan are exercisable for a period of up to 10 years from the date of grant. No options can be granted under the plan after September 2013. Options may be granted only to such employees, officers, directors, consultants and advisors as the Committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the 2003 Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 2003 Plan.

The 2003 Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the 2003 Plan, materially increase the benefits under the 2003 Plan, or modify the class of persons eligible to receive options under the 2003 Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

Equity Compensation Plan Information as of December 31, 2005

	(a)	(b)	(c)
Plan Category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of common shares available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	944,119	$4.58	91,604
Equity compensation plans not approved by stockholders	149,688	$8.02	—
Totals	1,093,807	$4.96	91,604

Arrangements with Officers and Directors

On November 18, 1999, the Company filed a lawsuit (case number CI-99-9392) (the “Lawsuit”) in the Circuit Court of the 9th Judicial Circuit in and for Orange County Florida against various defendants (the “Wu Defendants”). The Company is also pursuing litigation against certain parties related to the Wu Defendants (the “Related Litigation”). In June 2003, the Court issued an order of final judgment against all parties in the Lawsuit. Pursuant to the final judgment, the Company was awarded $38,405,978 and further awarded an additional amount for legal fees and costs of $834,297. As of the date of entry of the final judgment, these amounts began accruing interest at a rate of six percent per year. As of December 31, 2005, the total amount due including estimated accrued interest was approximately $44 million. The Company believes that the monetary judgment awarded in the Lawsuit, and any amounts that may be awarded in the Related Litigation, will be very difficult and costly to collect, if collectable at all. The Company may not be successful in collecting any amounts awarded in the Lawsuit or that may be awarded in the Related Litigation. The Company has reached an agreement with Mr. Kingstone (the “Participation Agreement”) regarding funding for collection activities in the Lawsuit or Related Litigation (the “Collection Activities”). Mr. Kingstone has the option of providing personal funds (“Kingstone Funds”), or arranging for funds from third parties (“Third Party Funds”), to pursue Collection Activities. As of December 31, 2005, Mr. Kingstone had provided $350,000 in the form of a Letter of Credit, and arranged for $350,000 of Third Party Funds, to further the Collection Activities. The Kingstone Funds and Third Party Funds were subsequently returned after being used for bonding in connection with Collection Activities. Mr. Kingstone has also notified the Company that he has available, on a standby basis, up to an additional $3,000,000 of bonding capacity to pursue further Collection Activities. In consideration for providing Kingstone Funds and/or Third Party Funds for Collection Activities, and pursuant to the transition agreement between the Company and Mr. Kingstone dated September 9th, 2005, the Company has agreed to pay Mr. Kingstone 50% of amounts actually received by the Company from all Collection Activities less all costs and expenses incurred from time to time by the Company in connection with the Lawsuit, the Related Litigation and the Collection Activities, which have not been recovered by the Company. The Participation Agreement will terminate on

December 31, 2009. To date, the Company has incurred approximately $20,000 in fees and has not recovered any funds from Collection Activities.

On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty, an entity controlled by Mr. Kingstone, our Chairman of the Board and former President and Chief Executive Officer, for approximately 70,000 square feet of warehouse and office space. We began occupying this facility in August 1997. The lease term expires in June 2012. Rental payments for the year ended December 31, 2005 amounted to approximately $660,000. The lease agreement was approved by all of the disinterested directors of Super Vision, with Mr. Kingstone abstaining from the vote. At the time we entered into the lease agreement, based on then current economic conditions, the real estate market, and our prospects, we believed that the transaction was on terms, when taken as a whole, no less favorable to Super Vision than could generally be obtained from unaffiliated third parties.

Code of Business Conduct and Ethics

Super Vision has set forth its policy on ethical behavior in a document called “Code of Business Conduct and Ethics” This policy applies to the members of our Board of Directors and all employees, including (but not limited to) our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This policy comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-B promulgated by the SEC. The text of this code of business conduct and ethics is posted on our internet site at www.svision.com, where we may also disclose any amendments to and waivers of the code.

PROPOSAL 1: ELECT SEVEN DIRECTORS

The Board has nominated seven directors for election at the Annual Meeting to serve until the 2007 Annual Meeting of Stockholders, or until their successors are elected and qualified. All nominees are currently directors of Super Vision.

If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

Brett M. Kingstone Chairman of Board of Directors Age 46	Mr. Kingstone is our founder. He was employed by us in a senior executive capacity from our formation in 1991 until December 31, 2005. He has been chairman of the company’s board of directors since our formation in 1991. Mr. Kingstone resigned as President and Chief Executive Officer of the Company on December 31, 2005, but remained the Chairman of the Board. From July 1999 through December 31, 2005, Mr. Kingstone served as our Chief Executive Officer and President. From November 1997 to July 1999, Mr. Kingstone served as our Chairman and Chief Executive Officer. From our inception to November 1997 he was Chairman, Chief Executive Officer and President. Since stepping down as our President and Chief Executive Officer on December 31, 2005, Mr. Kingstone has served as an independent consultant to Super Vision and has managed Max King Realty, a commercial real estate company he has owned since 1994. From October 1985 until January 1991, Mr. Kingstone served as an independent consultant in the area of fiber optic technology.

From December 1988 until October 1989, he served as President of Fibermedia Corporation in Boulder, Colorado. From January 1984 to August 1985, he was a partner in Kingstone Prato, Inc., a venture capital partnership in Boulder, Colorado. From August 1981 through December 1983, he served as Vice President of Sales of Gekee Fiber Optics, Inc. in Palo Alto, California. Mr. Kingstone is a graduate of Stanford University and the author of three books—The Student Entrepreneur’s Guide (McGraw-Hill), The Dynamos (John Wiley & Sons; Koksaido Press) and The Real War Against America (Specialty Publishing Company).

Michael M. Bauer President and CEO Age 41	Effective January 1, 2006, Mr. Bauer became our President and Chief Executive Officer. Mr. Bauer joined the Company in October 2004 as the Company’s Vice President of Sales & Marketing and served in that position through December 31, 2005. Mr. Bauer became a director of the Company in January 2005. He was elected to fill a vacancy on the board of directors. Prior to joining the Company in 2004, Mr. Bauer served as an executive consultant to General Electric, Lighting Systems division and owned and operated Pro Lighting, Inc., a sports lighting systems supplier. From 2000 to 2002, he served as Vice President of Sales for Lighting Corporation of America, a nine-brand division of US Industries, Inc., based in Spartanburg, South Carolina and from 1998-2000 as Vice President of Sales for Cooper Lighting, a division of Cooper Industries (NYSE: CBE) based in Elk Grove Village, IL. From 1995 to 1998, Mr. Bauer oversaw the Lumark, McGraw-Edison and Cooper Utility brands for Cooper Lighting. Mr. Bauer began his career with General Electric’s Lighting Division in 1988 and held various roles in operations, product development and sales management.

Edgar Protiva Director Age 65	Mr. Protiva became a director of Super Vision International in March 1994. From 1968 to 1979 Mr. Protiva was engaged in the commercial banking industry. From 1980 to present Mr. Protiva has been engaged in various merchant banking activities, doing business as K.C.L. Associates.

Brian McCann Director Age 40	Mr. McCann became a director of Super Vision in October 1995. Since 1996, Mr. McCann has held successive positions with ADVA Optical Networking, Inc., a manufacturer of optical networking systems used for high-speed metropolitan area telecommunication and enterprise networks. Currently, Mr. McCann is serving as Chief Marketing and Strategy Officer of ADVA AG Optical Networking and President of ADVA Optical Networking, Inc., the U.S. subsidiary of ADVA AG in Munich, Germany. Prior to joining ADVA Optical Networking in 1996, Mr. McCann was the Director of Sales and Marketing for 3M Corp, Specialty Optical Fiber Group.

Fritz Zeck Director Age 64	Mr. Zeck became a director of Super Vision in January 1999. From 1994 until retiring in December 2002, Mr. Zeck served as President of Cooper Lighting, Inc., a manufacturer of lighting products. From 1985 until 1994, he served as Vice President of Sales for Cooper Lighting. Mr. Zeck joined Metalux in 1976 where he was Regional Sales Manager for the Central portion of the United States. He founded Lumark Lighting in 1978, which was a division of Metalux.

Anthony Nicolosi Director Age 45	Mr. Anthony Nicolosi became a Director of the Company, effective August 1, 2003. He was elected to fill a vacancy on the Board of Directors. Mr. Nicolosi is the Senior Vice President of Volvo Financial Services LLC., publicly held company headquartered in Gothenburg, Sweden with annual revenues of approximately $29 billion. Prior to joining Volvo Financial Services LLC, Mr. Nicolosi was the President and Chief Operating Officer for Volvo Finance North America, Inc., a subsidiary of Ford Motor Credit Corporation since 2001. Mr. Nicolosi joined Volvo Finance North America in October 1998, as Vice President Operations. From January 1997 through October 1998, Mr. Nicolosi was General Manager of the New Jersey Market Area with Volvo Cars of North America, Inc. Prior to joining Volvo Cars of North America, Mr. Nicolosi worked for the public accounting firm N.L. Fish & Company of Englewood Cliffs, NJ. Mr. Nicolosi is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants.

Anthony T. Castor III Director Age 54	Mr. Castor became a director of Super Vision International in October 2004. He was elected to fill a vacancy on the Board of Directors. Mr. Castor is currently the President and Chief Executive Officer of Katy Industries, a publicly held company with annual revenues of approximately $450 million dealing with both consumer and commercial products. Prior to joining Katy Industries in 2005, Mr. Castor was the president of Chromalox, Inc., a manufacturer of electric heating products located in Pittsburgh, PA. From early 2000 to 2002, Mr. Castor served as President, Chief Executive Officer and a Director of the Morgan Group, Inc., a specialty transportation company. Mr. Castor joined the Morgan Group in a turnaround capacity and during his tenure the primary assets of the company were divested prior to liquidating the remaining assets of the company. The Morgan Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in 2002. From January 1998 until January 2000, Mr. Castor served as President and Chief Executive Officer of Precision Industrial Corporation, a worldwide supplier of capital equipment for processing metal. From 1993 until 1997, Mr. Castor was the President and Chief Executive Officer of Hayward Industries, Inc., a worldwide supplier of pumps, filters, heaters and other accessories for the pool and spa industries as well as industrial filtration equipment. From 1987 to 1993, Mr. Castor was Corporate Vice President of Crompton & Knowles Corporation, a supplier of specialty chemicals and process equipment and President of its wholly-owned subsidiary, Ingredient Technology Corporation. Mr. Castor previously served as a director of Super Vision from September, 1996 through May, 2003.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT AUDITORS FOR 2006

We are asking you to ratify the Board’s appointment of Cross, Fernandez & Riley, LLP, independent registered public accountants, as our independent auditors for fiscal year 2006. The Audit Committee recommended the selection of Cross, Fernandez & Riley, LLP to the Board. Cross, Fernandez & Riley, LLP has served as our independent auditors since October 2001.

Representatives of Cross, Fernandez & Riley, LLP are expected to attend the annual meeting and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROSS, FERNANDEZ & RILEY, LLP AS THE INDEPENDENT AUDITORS FOR SUPER VISION.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Cross, Fernandez & Riley, LLP (formerly Gallogly, Fernandez & Riley, LLP) for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by Cross, Fernandez & Riley, LLP during those periods.

	2005	2004
Audit fees:[1]	$102,712	$81,000
Audit related fees:[2]	0	0
Tax fees:[3]	6,500	7,550
All other fees:[4]	0	0

Total	$109,212	$88,550

(1)	Audit fees consisted principally of services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB filed during the years ended December 31, 2005 and December 31, 2004 and for review of documents filed with the Securities and Exchange Commission during those fiscal years.
(2)	Cross, Fernandez & Riley, LLP was not engaged to provide audit related services to the company during the fiscal years ending December 31, 2005 and December 31, 2004.
(3)	Tax fees consisted principally of corporate income tax compliance and reporting and global tax planning services for the years ended December 31, 2005 and 2004.
(4)	The Company generally does not engage Cross, Fernandez & Riley, LLP for “other” services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit and review work performed on the annual and quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, review of SEC filings, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005:

•	The Audit Committee reviewed and discussed the audited financial statements with management;

•	The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board No 1., Independence Discussions with the Audit Committee) and discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Anthony Nicolosi

Fritz Zeck

Edgar Protiva

Anthony T. Castor III

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than the election of directors and the ratification of the independent auditors as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “Commission”). You may read our Commission filings over the internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

We are delivering our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 with this proxy statement, form of proxy and notice of annual meeting of stockholders. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests for copies should be directed to our Executive Vice President and Chief Financial Officer at Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2007 Annual Meeting must forward the proposal to the Corporate Secretary at the address set forth below in time to arrive at our offices no later than December 26, 2006. This deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2007 Annual Meeting is 30 calendar days earlier or later than May 18, 2007. The notice provided by the stockholder must contain:

•	a complete and accurate description of the proposal;

•	a statement that the stockholder (or the stockholder’s legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;

•	the stockholder’s name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and

•	a complete and accurate description of any material interest of such stockholder in such proposal.

Stockholders who intend to present a proposal at the Company’s 2007 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 11, 2007.

All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

If you wish to submit a stockholder proposal for the 2007 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Corporate Secretary, Super Vision, 8210 Presidents Drive, Orlando, Florida 32809.

COMMUNICATIONS TO THE BOARD

Stockholders may communicate with the Super Vision Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communication is addressed.

By order of the Board of Directors,

Brett M. Kingstone,

Chairman of the Board

April 26, 2006

SUPER VISION INTERNATIONAL, INC.

Proxy for 2006 Annual Meeting of Stockholders to be held on May 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Super Vision International, Inc. hereby constitutes and appoints Brett M. Kingstone, as attorney and proxy, with the full power to appoint a substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Super Vision which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Super Vision to be held Thursday, May 18, 2006, or at any and all adjournments or postponements thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 26, 2006.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SUPER VISION INTERNATIONAL, INC.

May 18, 2006

Please date, sign, and mail

your proxy card back in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN

1. To vote for election of the following nominees as directors to hold office for one-year terms or until their successors are elected and qualified.		2. To ratify the appointment of Cross, Fernandez & Riley, LLP as independent auditors for 2006.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Brett M. Kingstone O Edgar Protiva O Brian McCann O Anthony Nicolosi O Michael M. Bauer O Fritz Zeck O Anthony T. Castor, III

3.     In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND THE PROXY HOLDER WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 3 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on an account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareowner _________________	Date: _____________	Signature of Shareowner ________________	Date: _____________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.